As filed with the Securities and Exchange Commission on October 17, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
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THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST
(Exact Name of Registrant as Specified in its Declaration of Trust)
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Delaware	81-0660853
(State of Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class to be so registered	which each class is to be registered
6.625% Series A Cumulative Preferred Shares	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-143009

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.    Description of Registrant's Securities to be Registered

The section captioned "Terms of the Series A Preferred" in the Registrant's Prospectus Supplement filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-143009), as filed with the Securities and Exchange Commission on October 12, 2007, is incorporated herein by reference.

Item 2.    Exhibits

The following exhibits have been field with the Securities and Exchange Commission:

(1)           Form of Specimen Preferred Share Certificate (1)

(2)           Amended and Restated Agreement and Declaration of Trust of Registrant (2)

(3)           Statement of Preferences of 6.625% Series A Cumulative Preferred Shares (3)

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(1)
Incorporated by reference to EX-99(d)(ii) to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-143009 and 811-21698), as filed with the Securities and Exchange Commission on October 12, 2007.

(2)
Incorporated by reference to EX-99(a) to the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-121998 and 811-21698), as filed with the Securities and Exchange Commission on February 24, 2005.

(3)
Incorporated by reference to EX-99(a)(ii) to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-143009 and 811-21698), as filed with the Securities and Exchange Commission on October 12, 2007.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI GLOBAL GOLD, NATURAL
RESOURCES & INCOME TRUST
(Registrant)

Date: October 17, 2007	By:	/s/ Agnes Mullady
	Name:	Agnes Mullady
	Title:	Treasurer and Principal Financial Officer